Exhibit (d)(5)

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2014 by and between SanDisk Corporation, a Delaware corporation (“Parent”), and the undersigned stockholder(s) (“Stockholder”) of Fusion-io, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, Flight Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company have entered into that certain Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will commence a tender offer (the “Offer”) for each of the issued and outstanding shares of common stock of the Company for $11.25 in cash per share (the “Offer Price”), following completion of the Offer, Merger Sub will be merged with and into the Company (the “Merger”) as a result of which all the then-outstanding shares of capital stock of the Company not tendered in the Offer will be canceled and converted into the right to receive cash in an amount equal to the Offer Price, and the Company will thereupon become a wholly owned subsidiary of Parent.

WHEREAS, as of the date hereof, Stockholder is the Beneficial Owner (as defined below) of the Company Securities set forth on the signature page of this Agreement.

WHEREAS, in consideration of the execution of the Merger Agreement by Parent, as required by Parent, Stockholder (in Stockholder’s capacity as a stockholder of the Company) is hereby agreeing to tender and vote the Subject Shares (as defined below) in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

1.                                      Certain Definitions.

(a)                                 All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

(b)                                 For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

“Beneficial Ownership” (and words of correlative meaning) shall mean “beneficial ownership” within the meaning of Rule 13d-3 promulgated under the

Exchange Act. A “Beneficial Owner” is a Person that has Beneficial Ownership of any securities.

“Company Securities” shall mean shares of Company capital stock and all rights to purchase or otherwise acquire any shares of Company capital stock, including Company Options and Company RSUs.

“Expiration Date” shall mean the earlier of (i) the Effective Time and (ii) such date and time as the Merger Agreement shall have been validly terminated pursuant to the terms thereof.

“Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

“Shares” shall mean (i) all Company Securities Beneficially Owned by Stockholder as of the date hereof, and (ii) all additional Company Securities, including any shares of Company Capital Stock issuable upon the exercise of Company Options and Company RSUs of which Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

“Subject Shares”  shall mean any shares of Company Capital Stock owned, or hereafter acquired, by the Stockholder, or for which the Stockholder otherwise becomes the record or beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act), prior to the termination of this Agreement.

“Transfer” shall mean any direct or indirect (i) sale, transfer, assignment, hypothecation, pledge, encumbrance, granting of an option with respect to (or otherwise enters into a hedging arrangement with respect to), tender or other disposition (by merger, by testamentary disposition, by operation of law or otherwise) of, such Share or any interest in such Share, (ii) deposit of any Share into a voting trust or entry into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) agreement or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clause (i) or (ii); provided, however, that an exercise of a Company Option (in and of itself) shall not be considered a Transfer under this Agreement.

2.                                      Transfer Restrictions.

(a)                                 Transfer Restrictions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of the Shares, or enter into any agreement relating thereto, except (i) by selling already-owned Shares either to pay the exercise price upon the exercise of a Company Stock Option or to satisfy the Stockholder’s tax withholding obligation upon the exercise of a Company Stock Option, in each case as permitted by any Employee Plan, (ii) by Transferring Shares to Affiliates, immediate family members, a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family or charitable organizations or upon the death of the Stockholder, provided that, as a condition to such Transfer, the recipient agrees to be bound by this Agreement and delivers a Proxy (as defined below) in the form attached hereto as Exhibit A, or (iii) with Parent’s prior written consent given at Parent’s sole discretion. Any Transfer, or purported Transfer, of Shares in breach or violation of this Agreement shall be void and of no force or effect, other than a Transfer to Merger Sub (or Parent on Merger Sub’s behalf) pursuant to the Offer.   Notwithstanding anything to the contrary set forth in this Agreement, in the event that the Stockholder is a party, as of the date hereof, to a written plan for trading the Subject Shares in accordance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), the Stockholder may sell pursuant to such 10b5-1 Plan up to that number of Subject Shares as permitted to be sold under such 10b5-1 Plan.

(b)                                 Transfer of Voting Rights. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares held by Stockholder, or enter into any voting or similar Contract in contravention of the obligations of such Stockholder under this Agreement with respect to any of the Shares.

3.                                      Tender Agreements.

(a)                                 Agreement to Tender Shares in Offer. At least five (5) Business Days prior to the initial expiration date of the Offer, Stockholder shall take all action necessary to properly and validly tender all Subject Shares in the Offer, including, without limitation, by delivering to the depositary designated in the Offer, certificates representing the Subject Shares and all other documents or instruments required to be delivered pursuant to the terms of the Offer, and instructing such Stockholder’s broker or such other person who is the holder of record of any Subject Shares to tender such Subject Shares for exchange in the Offer pursuant to the terms and conditions of the Offer. Upon tendering any Subject Shares in the Offer pursuant to the preceding sentence, Stockholder shall not withdraw any such Subject Shares from the Offer; provided, however, that (x) the Stockholder shall not be required, for purposes of this Agreement, to exercise any unexercised Company compensatory award held by the Stockholder and (y) the Stockholder shall not have any obligation under this Section 3(a) to tender any Subject Shares into the Offer to the extent such shares constitute Company restricted stock awards.  The terms of this Section 3(a) shall automatically terminate, without any action on the part of Parent, Merger Sub or Stockholder, in the event that the Merger Agreement is validly terminated pursuant to Section 7.1 thereof.

(b)                                 Agreement Not to Tender Subject Shares in Competing Offer. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not tender the Subject Shares into any tender or exchange offer commenced by a Person other than Parent, Merger Sub or any other Subsidiary of Parent.

4.                                      Voting Agreement.

(a)                                 At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, at every meeting of the Company stockholders called, and at every adjournment, postponement or recess thereof, and on every action or approval by written consent of the Company stockholders, in each case to the extent any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) below are or will be considered, Stockholder (in Stockholder’s capacity as a Company stockholder and/or holder of Company Options or Company RSUs) shall, or shall cause the holder of record on any applicable record date to, vote the Subject Shares:

(i)                                     in favor of the adoption of the Merger Agreement (as it may be amended from time to time), and in favor of each of the other transactions contemplated by the Merger Agreement;

(ii)                                  against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii)                               against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its Subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any of its Subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its Subsidiaries, (D) any material change in the capitalization of the Company or any of its Subsidiaries, or the corporate structure of the Company or any of its Subsidiaries, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transaction contemplated by the Merger Agreement.

(b)                                 At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, in the event that a meeting of the Company stockholders is held at which any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) above are or will be considered, Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(c)                                  At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Date, Stockholder shall not enter into any Contract with any Person to vote any Subject Shares or give instructions with respect to the Subject Shares in any manner inconsistent with the terms of this Section 4.

(d)                                 Concurrently with the execution of this Agreement, Stockholder shall deliver to Parent a proxy with respect to the Subject Shares in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable Law; provided, however, that such Proxy shall automatically terminate upon the termination of this Agreement.

5.                                      Agreement Not to Exercise Appraisal Rights. Stockholder shall not exercise any rights (including under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Shares that may arise with respect to the Merger.

6.                                      Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement (including, for the avoidance of doubt, Section 10) shall (or require Stockholder to attempt to) limit or restrict Stockholder (or any designee or other person who is a director or an officeholder of the Company (including, as applicable, any officeholder or director of the Company who is a partner, officer, employee or affiliate of the Stockholder)) from acting in his or her capacity as a director or officer of the Company, if applicable, or voting in such Person’s sole discretion on any matter (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a Company Stockholder and/or holder of Company Options or Company RSUs), including, for the avoidance of doubt, taking any action permitted by Section 6.1 or Section 6.2 of the Merger Agreement, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

7.                                      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and Parent and Merger Sub shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

8.                                      Representations and Warranties of Stockholder. Stockholder hereby represents and warrants (in Stockholder’s capacity as a Company Stockholder and/or holder of Company Options or Company RSUs) to Parent that:

(a)                                 Authority; Binding Agreement. Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Stockholder of this Agreement, the performance by Stockholder of Stockholder’s obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby have been duly and validly authorized by Stockholder and no other actions or proceedings on the part of Stockholder are necessary to authorize the execution and delivery by Stockholder of this Agreement or the Proxy, the performance by Stockholder of Stockholder’s obligations hereunder or thereunder or the consummation by Stockholder of the transactions contemplated hereby or thereby. This Agreement and the Proxy have been duly executed and delivered by Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitute a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with their terms except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally and subject to general principles of equity.

(b)                                 No Conflicts. Except for filings that may be required under the Securities Act, the Exchange Act, other similar securities laws and the HSR Act, and any applicable foreign antitrust, competition or merger control laws and regulations, and assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement are obtained or made, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary on the part of the Stockholder for the execution by Stockholder of this Agreement and the Proxy, the performance by Stockholder of Stockholder’s obligations hereunder and thereunder and the consummation by Stockholder of the obligations of the Stockholder contemplated hereby and thereby. Assuming all notifications, filings, registrations, permits, authorizations, consents or approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement are obtained or made, none of the execution and delivery by Stockholder of this Agreement or the Proxy, the performance by Stockholder of its obligations  hereunder or thereunder or the consummation by Stockholder of the obligations of the Stockholder contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any Contract or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound, or (iii) violate any Laws applicable to Stockholder or any of Stockholder’s properties or assets, except, in the case of each of clause (ii) and (iii), for matters that, individually or in the aggregate, would not be reasonably be expected to prevent or materially delay or materially impair the consummation by the Stockholder of the obligations of the Stockholder contemplated by this Agreement.

(c)                                  Ownership of Shares. As of the date of this Agreement, Stockholder (i) is the Beneficial Owner of the Company Securities as indicated on the signature page to this Agreement, all of which are free and clear of any Liens, (except any Liens arising under securities Laws or arising hereunder), and (ii) does not own, beneficially or otherwise, any Company Securities other than the Company Securities indicated on the signature page to this Agreement.

(d)                                 Voting Power. Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any Company Option or Company RSU.

(e)                                  No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of Stockholder.

(f)                                   Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder’s execution and delivery of this Agreement.

9.                                      Maximum Shares Subject to Agreement. In the event that the number of Company Securities Beneficially Owned by Stockholder and all other Company Stockholders that enter into substantially similar agreements with Parent (plus any other shares of “voting stock” of the Company of which Parent or Merger Sub may be deemed the “owner,” as such terms are defined in Section 203 of the Delaware General Corporation Law)would in the aggregate otherwise result in Parent or Merger Sub being deemed the “owner” of 14.9% of the total outstanding “voting stock” of the Company at the time the Merger Agreement is approved by the Board of Directors of the Company, the number of Shares subject to this Agreement and any substantially similar agreements shall be proportionately and equitably allocated such that the aggregate number of Company Securities subject to all agreements entered into by Parent with the Stockholder and any other Company Stockholders (plus any other shares of “voting stock” of the Company of which Parent or Merger Sub may be deemed the “owner”) shall be no greater than the lesser of 14.9% of the total outstanding “voting stock” of the Company (i) as of such time and (ii) as of the date of the commencement of the Offer.

10.                               Certain Restrictions. Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect.

11.                               Disclosure. Subject to reasonable prior notice and approval (which shall not be unreasonably withheld or delayed), Stockholder shall permit and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent reasonably determines to be necessary or desirable in connection with the Offer, the Merger and any transactions related to thereto, Stockholder’s identity and ownership of Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

12.                               Further Assurances. Subject to the terms and conditions of this Agreement, Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill Stockholder’s obligations under this Agreement.

13.                               Merger Agreement. Stockholder hereby acknowledges receipt of, and has had an opportunity to read and understand, the Merger Agreement (including exhibits and schedules thereto).

14.                               Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the earliest of (a) the Expiration Date and (b) the entry without the prior written consent of Stockholder into any amendment or modification to the Merger Agreement or any waiver of any of the Company’s rights under the Merger Agreement, in each case, that results in (i) a decrease in the Offer Price or Merger Consideration (each as defined in the Merger Agreement on the date hereof) or (ii) a change in the form of consideration to be paid in the Offer or in the form of Merger Consideration. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve either party hereto from any liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement occurring prior to the termination hereof.

15.                               Miscellaneous.

(a)                                 Certain Interpretations.

(i)                                     The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

(ii)                                  Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(iii)                               The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(b)                                 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties hereto in respect of the subject matter hereof, and supersede all prior negotiations, agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(c)                                  No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(d)                                 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable or would cause the Merger Agreement or transactions contemplated thereby to fail to satisfy Section 251(h)(4) of the Delaware General Corporation Law (“Section 251(h)(4)”), the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement, or such provision that causes the Merger Agreement or transactions contemplated thereby to fail to satisfy Section 251(h)(4), with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(e)                                  Assignment. No party may assign either this Agreement or any of such party’s rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)                                   Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance with any of the terms or conditions of this Agreement. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with such party’s obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(g)                                  Specific Performance. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

(h)                                 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(i)                                     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to Parent to:

SanDisk Corporation
951 SanDisk Drive
Milpitas, California  95035
Attention:  Chief Legal Officer
Facsimile:  (408) 801-8781

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom, LLP

525 University Avenue

Palo Alto, California 94301

Attention:                                         Kenton J. King

M. Amr. Razzak

Facsimile: (650) 470-4570

If to Stockholder to:

To the address for notice set forth on the signature page hereto.

with copies (which shall not constitute notice) to:

Fusion-io, Inc.
2855 E. Cottonwood Parkway, Suite 100
Salt Lake City, Utah  84121
Attention:  Chief Legal Officer
Facsimile:  (801) 386-7933

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California  94304-1050
Attention:           Larry W. Sonsini
Attention:           Robert G. Day
Attention:           Brian Keyes
Facsimile:  (650) 493-6811

(j)                                    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(k)                                 Consent to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state court located within New Castle County, State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby (including the Offer and the Merger) in any jurisdiction or courts other than as provided herein.

(l)                                     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(m)                             Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses, whether or not the Offer and the Merger are consummated.

(n)                                 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed to be effective as of the date first above written.

SANDISK CORPORATION

By:	/s/ Sumit Sadana
Name:	Sumit Sadana
Title:	Executive Vice President & Chief Strategy Officer

[Signature Page to Support Agreement]

STOCKHOLDER:

(Name of Entity, if an entity)

By:	/s/ Scott D. Sandell
Name:	Scott D. Sandell
Title:	Director
Address:

Facsimile:

Shares that are Beneficially Owned:

15,000 shares of Company Common Stock

115,000 shares of Company Common Stock issuable upon exercise of Company Options or Company RSUs

[Signature Page to Support Agreement]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of Fusion-io, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the Chief Legal Officer of SanDisk Corporation, a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and re-substitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable to Stockholder on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by Stockholder with respect to any Shares are hereby revoked and Stockholder agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Support Agreement of even date herewith by and between Parent and Stockholder (the “Support Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Flight Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things, (i) an offer by Merger Sub (the “Offer”) to pay $11.25 in cash (the “Offer Price”) for each of the issued and outstanding shares of capital stock of the Company and (ii) the merger of Merger Sub with and into the Company, pursuant to which all then outstanding shares of capital stock of the Company will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price.

As used herein, the term “Expiration Date” shall mean such date and time as the Merger Agreement shall have been terminated pursuant to and in accordance with the terms thereof.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by Stockholder, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company at which any of the transactions, actions or proposals contemplated by clauses (a)(i) through (iii) of Section 4 of the Support Agreement are or will be considered and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions that relate to the Offer, the Merger and any other transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, or reorganization of the Company or any of its subsidiaries, (B) any sale, lease or transfer of any significant part of the assets of the Company or any if its subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries, (D) any material change in the capitalization of the Company or any of its subsidiaries, or the corporate structure of the Company or any of its subsidiaries, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided herein. Stockholder may vote the Shares on all other matters.

Any obligation of Stockholder hereunder shall be binding upon the successors and assigns of Stockholder.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the termination of the Support Agreement.

Dated: June 15, 2014

STOCKHOLDER:

(Name of Entity, if an Entity)

By:	/s/ Scott D. Sandell

Name:	Scott D. Sandell

Title:	Director

[Signature Page to Irrevocable Proxy]